FACTORING AGREEMENT


October 15, 1997

SIGMACOM Corporation has borrowed $25,000 from Craig E. Lassen, which is considered factoring money. The factoring money is collateralized by the following final invoice(s):

Customer                          Inv #                  Amount Factored
-----------------            ----------------            ---------------
Questar InfoComm             To be determined                $25,000

SIGMACOM will repay the factoring money within 5 business days of receipt of payment for the above listed invoice(s). If for any reason the encumbered invoices are not paid by the customer within 90 days of invoice date, SIGMACOM will immediately repay the loan to Craig Lassen.

Factoring money will bear interest at the rate of 3% of the factoring money amount for the first thirty days, and 1% for each additional 10 days until the factoring money is paid in full. No pro-rata of interest amount will be made for partial time periods.


Borrower:                               Lender:


/s/ Herman D. Axelrod                   /s/ Craig E. Lassen
---------------------------------       ---------------------------------
Herman D. Axelrod, President            Craig E. Lassen
Sigmacom Corporation